News Release

For Further Information:

Jessica Gulis, 248.509.9202

ir@prehld.com

Presurance Holdings Reports 2026 Second Quarter Financial Results

Troy, MI, August 12, 2026 – Presurance Holdings, Inc. (Nasdaq: PRHI) (“Presurance” or the “Company”) today announced results for the second quarter and six months ended June 30, 2026.

First Half 2026 Financial Highlights

•
Net income doubled to $5.2 million, or $1.66 per share, compared to $2.6 million, or $1.47 per share versus same period last year.
•
Combined ratio improved to 86.4% from 131.2%.
•
Book value is now $7.41 per share.
•
Weighted average share count stands at 3,105,236.

Management Comments

Brian Roney, CEO of Presurance, commented, “Over the past 21 months under new leadership, we have begun to see the benefits of a changed management approach. We materially improved our underwriting results and delivered another profitable quarter for shareholders by strengthening both underwriting and claims management. These results reinforce our belief that disciplined operations, appropriate risk selection, and careful capital management are essential to driving future performance.”

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August 12, 2026

2026 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$13,070	$21,079	-38.0%	$24,539	$37,252	-34.1%
Net written premiums	16,652	1,383	**	22,727	12,223	85.9%
Net earned premiums	6,808	9,564	-28.8%	12,733	19,879	-35.9%

Net investment income	1,040	1,298	-19.9%	2,150	2,587	-16.9%
Net realized investment gains (losses)	(87)	(28)	**	(101)	(25)	**
Change in fair value of equity securities	81	(65)	**	111	(257)	**

Net income (loss)	2,536	2,051	23.6%	5,158	2,573	100.5%
Earnings (loss) per common share, basic and diluted	$0.68	$1.17	-42.4%	$1.66	$1.47	12.7%

Adjusted operating income (loss)*	1,322	(2,070)	**	384	(5,754)	**
Adjusted operating income (loss) per share, diluted*	$0.35	$(1.19)	**	$0.12	$(3.30)	**

Book value per common share outstanding	$7.41	$16.15		$7.41	$16.15

Weighted average shares outstanding, basic and diluted	3,746,114	1,746,125		3,105,236	1,746,125

Underwriting ratios:
Loss ratio (1)	24.6%	68.8%		39.3%	79.7%
Expense ratio (2)	44.9%	52.3%		47.1%	51.5%
Combined ratio (3)	69.5%	121.1%		86.4%	131.2%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and segment operating expenses to net earned premiums.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

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August 12, 2026

2026 Second Quarter Gross Written Premium

Gross written premiums declined significantly quarter over quarter, reflecting the Company’s continued focus on underwriting discipline and appropriate risk selection. The Company’s improved underwriting results demonstrate the early benefits of this strategy. Presurance has continued to reshape its underwriting portfolio toward select personal lines homeowners’ risks with attractive long-term characteristics, while moving away from previously written commercial lines risks that contributed substantially to prior losses.

Personal Lines Financial and Operational Review

Personal Lines Financial Review
	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
	(dollars in thousands)

Gross written premiums	$13,073	$17,889	-26.9%	$24,560	$32,015	-23.3%
Net written premiums	16,632	1,816	*	22,723	14,259	59.4%
Net earned premiums	6,703	9,096	-26.3%	12,495	18,080	-30.9%

Underwriting ratios:
Loss ratio	60.2%	61.2%		61.1%	73.7%
Expense ratio	35.2%	53.0%		35.4%	53.8%
Combined ratio	95.4%	114.2%		96.5%	127.5%

Contribution to combined ratio from net (favorable) adverse prior year development	4.5%	4.7%		3.3%	6.6%

Accident year combined ratio	90.9%	109.5%		93.2%	120.9%

Continued improvement and sustained profitability in personal lines during the second quarter of 2026 further support the Company’s focus on earnings quality over scale. This strategy prioritizes business with attractive risk-adjusted returns and promotes more consistent, sustainable performance over time.

Personal lines premium represented 100% of total gross written premium for the second quarter of 2026, largely driven by Texas homeowners premium and supplemented by continuing business in select Midwestern states.

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August 12, 2026

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review
	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
	(dollars in thousands)

Gross written premiums	$(3)	$3,190	*	$(21)	$5,237	*
Net written premiums	20	(433)	*	4	(2,036)	*
Net earned premiums	105	468	*	238	1,799	-86.8%

Underwriting ratios:
Loss ratio	*	216.4%		*	140.0%
Expense ratio	*	40.9%		*	29.5%
Combined ratio	*	257.3%		*	169.5%

Contribution to combined ratio from net (favorable) adverse prior year development	*	26.7%		*	-27.5%

Accident year combined ratio (1)	*	230.6%		*	197.0%

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

* Percentage not meaningful

Commercial lines represented 0% of the Company’s total gross written premium in the second quarter of 2026, reflecting the continued runoff of legacy commercial exposures.

This planned reduction has strengthened the Company’s risk profile, lowered earnings volatility, and supported its move toward a more focused, sustainable business mix.

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August 12, 2026

Combined Ratio Analysis

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Underwriting ratios:
Loss ratio	24.6%	68.8%	39.3%	79.7%
Expense ratio	44.9%	52.3%	47.1%	51.5%
Combined ratio	69.5%	121.1%	86.4%	131.2%

Contribution to combined ratio from net (favorable)
adverse prior year development	-31.0%	5.8%	-17.9%	3.5%

Accident year combined ratio	100.5%	115.3%	104.3%	127.7%

The Company reported a significantly improved overall loss ratio of 24.6% for the second quarter of 2026, compared to 68.8% in the prior-year period. The loss ratio for the quarter benefited from 31 percentage points of net favorable prior year reserve development.

Although favorable reserve development meaningfully supported the quarter’s results, the improvement also reflects the Company’s ongoing efforts to streamline its risk profile and build a sustainable, profitable underwriting portfolio.

Net Investment Income

Net investment income was $1.0 million for the quarter ending June 30, 2026, compared to

$1.3 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a gain of $81,000 from the change in fair value of equity securities, compared to a loss of $65,000 in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported net income allocable to common shareholders of $2.5 million, or $0.68 per share, for the second quarter of 2026.

Adjusted Operating Income (Loss)

The Company reported adjusted operating income of $1.3 million, or $0.35 per share, for the second quarter ending June 30, 2026, compared to an adjusted operating loss of $2.1 million, or $1.19 per share, for the same period in 2025. For the six months ended June 30, 2026, the Company reported adjusted operating income of $384,000, or $0.12 per share, compared to an adjusted operating loss of $5.8 million, or $3.30 per share for the same period in 2025. See Definitions of Non-GAAP Measures.

About Presurance Holdings

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August 12, 2026

Presurance Holdings, Inc. is a specialty insurance property and casualty holding company with a focus on disciplined growth and long-term value creation. The Company trades on the Nasdaq Capital Market under the symbol PRHI. Additional information can be found on the Company’s website at IR.PREHLD.com.

Definitions of Non-GAAP Measures

Presurance prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of adjusted operating income. Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains (losses), 2) change in fair value of equity securities, 3) Change in fair value of contingent considerations, 4) Contingent consideration bonus expense and 5) Additional accretion of warrants from Series B Preferred Stock payoff. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into the results of our operations and underlying business performance.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include the Company’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2026, and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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August 12, 2026

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(dollar in thousands, except share and per share amounts)

Net income (loss)	$2,536	$2,051	$5,158	$2,573
Less:
Net realized investment gains (losses)	(87)	(28)	(101)	(25)
Change in fair value of equity securities	81	(65)	111	(257)
Change in fair value of contingent considerations	1,220	5,355	5,710	9,750
Contingent consideration bonus expense	-	(1,141)	-	(1,141)
Additional accretion of warrants from Series B Preferred Stock payoff	-	-	(946)	-
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$1,322	$(2,070)	$384	$(5,754)

Weighted average common shares, diluted	3,746,114	1,746,125	3,105,236	1,746,125

Diluted income (loss) per common share:
Net income (loss)	$0.68	$1.17	$1.66	$1.47
Less:
Net realized investment gains (losses)	(0.02)	(0.02)	(0.03)	(0.01)
Change in fair value of equity securities	0.02	(0.04)	0.04	(0.15)
Change in fair value of contingent considerations	0.33	3.07	1.84	5.58
Contingent consideration bonus expense	-	(0.65)	-	(0.65)
Additional accretion of warrants from Series B Preferred Stock payoff	-	-	(0.31)	-
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$0.35	$(1.19)	$0.12	$(3.30)

* The Company has recorded a full valuation allowance against its deferred tax assets as of June 30, 2026 and June 30, 2025, respectively. As a result, there were no taxable impacts to adjusted operating income (loss) from the adjustments to net income (loss) in the table above after taking into account the use of net operating losses and the change in the valuation allowance.

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August 12, 2026

Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2026	2025
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $94,063 and $96,669, respectively)	$85,556	$88,305
Equity securities, at fair value (cost of $883 and $1,276, respectively)	995	1,277
Short-term investments, at fair value	28,389	24,725
Total investments	114,940	114,307

Cash and cash equivalents	12,798	27,362
Premiums and agents' balances receivable, net	5,562	5,521
Reinsurance recoverables on unpaid losses	60,410	63,909
Reinsurance recoverables on paid losses	6,170	5,929
Prepaid reinsurance premiums	3,244	12,024
Deferred policy acquisition costs	6,301	2,696
Receivable from contingent consideration	10,000	4,290
Other assets	3,049	3,245
Total assets	$222,474	$239,283

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$125,242	$146,262
Unearned premiums	24,288	25,703
Reinsurance premiums payable	-	2,501
Debt	12,314	12,187
Mandatorily redeemable preferred stock	8,000	14,380
Funds held under reinsurance agreements	20,040	24,233
Accounts payable and other liabilities	4,845	5,051
Total liabilities	194,729	230,317

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par value (100,000,000 shares authorized; 3,746,092 and 1,746,125 issued and outstanding, respectively)	113,922	100,158
Accumulated deficit	(76,433)	(81,591)
Accumulated other comprehensive income (loss)	(9,744)	(9,601)
Total shareholders' equity	27,745	8,966
Total liabilities and shareholders' equity	$222,474	$239,283

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Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenue and Other Income
Premiums
Gross earned premiums	$12,239	$16,484	$25,953	$32,602
Ceded earned premiums	(5,431)	(6,920)	(13,220)	(12,723)
Net earned premiums	6,808	9,564	12,733	19,879
Net investment income	1,040	1,298	2,150	2,587
Net realized investment gains (losses)	(87)	(28)	(101)	(25)
Change in fair value of equity securities	81	(65)	111	(257)
Other income	80	10	86	75
Change in fair value of contingent considerations	1,220	5,355	5,710	9,750
Total revenue and other income	9,142	16,134	20,689	32,009

Expenses
Losses and loss adjustment expenses, net	1,672	6,564	5,001	15,838
Policy acquisition costs	1,926	2,287	3,484	4,964
Operating and other expenses	2,331	4,368	4,431	7,229
Interest expense	677	864	2,653	1,405
Total expenses	6,606	14,083	15,569	29,436

Income (loss) before income taxes	2,536	2,051	5,120	2,573
Income tax expense (benefit)	-	-	(38)	-

Net income (loss)	$2,536	$2,051	$5,158	$2,573

Earnings (loss) per common share, basic and diluted	$0.68	$1.17	$1.66	$1.47

Weighted average common shares outstanding, basic and diluted	3,746,114	1,746,125	3,105,236	1,746,125